EXHIBIT 23.1

KBL, LLP

114 West 47th Street, 19th Floor

New York, NY

Phone: (212)785-9700

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of our report dated December 30, 2013, relating to the financial statements of Davi Luxury Brand Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013.

/s/ KBL, LLP

KBL, LLP

New York, NY

April 16, 2014